Exhibit 99.2

Click to edit Master title style TREC Your Specialty Chemical Partner First Quarter 2018 Financial Results May 2, 2018

2 Safe Harbor Statements in this presentation that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995 . Forward looking statements are based upon Management's belief, as well as, assumptions made by and information currently available to Management . Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected . These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' Annual Report on Form 10 - K for the year ended December 31 , 2017 , and the Company‘s subsequent Quarterly Reports on Form 10 - Q . All forward - looking statements included in this presentation are based upon information available to the Company as of the date of this presentation . The Company undertakes no obligation to publicly update or revise any forward - looking statements after the date they are made, whether as a result of new information, future events or otherwise .

3 First Quarter 2018 Overview » South Hampton Resources: Strong prime product volume growth • Quarterly growth of 27.1% even before full start - up of major new demand projects • Margins compressed by increase in feedstock costs • Advanced Reformer start - up on track for Q3 2018 » Trecora Chemical: Continued progress – Organizational changes taking hold • Q1 revenue and product volume grew significantly from Q4 • Customer demand for custom processing remains solid • Organizational changes implemented in first quarter 2018 designed to sharpen focus on processing and operational execution » AMAK delivered $0.2 million in equity in earnings in Q1 as production levels rise following year - long modernization efforts • Initial reserve update completed » Increasing capacity as recent capital projects ramp production

4 SHR Update • Quarterly prime product volume increased 27.1% from Q1 2017 • Second Canadian oil sands customer up and running; expect volumes second half 2018 • International sales volume increased to 24.9% of petrochemical volume vs. 19.6% in 1Q17 Petrochemical Sales Volumes 1Q18 4Q17 3Q17 2Q17 1Q17 (million gallons) All Products 23.3 22.8 22.4 20.8 17.3 Prime Products 17.7 17.1 16.7 16.3 13.9 Byproducts 5.6 5.7 5.7 4.5 3.4 Deferred Sales 2.2 2.3 1.8 2.4 1.6 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 2014 2015 2016 2017 1Q17 1Q18 International % of petrochemical volume sold

5 SHR Advanced Reformer Project » At $58 million, our largest capital project designed to produce a significantly higher value - added byproduct stream » At current prices, upgraded byproduct increases value by approximately 40 cents per gallon » Commissioning expected by third quarter 2018 » Repairs after February 14, 2018 fire on schedule » Insurance claims process is proceeding March 2, 2018 April 30, 2018

6 Trecora Chemical Update » Quarterly Revenue – down 0.7% compared to first quarter 2017 but up 19.7% relative to 4Q17 • Q1 results reflect early benefits of organizational focus on operational excellence as well as ramping production of the hydrogenation unit » Wax • Q1 sales volumes down 10.5% year over year but up 34.2% relative to 4Q17 (drop was due to distribution in Latin America) • Record quarterly revenue for own product wax • Average pricing up 9% • Demand remains high and steps taken in the quarter to improve production » Custom Processing • Q1 custom processing revenues increased 14.7% over 4Q17 • Record quarterly revenues, excluding non use fee, as the hydrogenation unit ramps production » B Plant • Record first quarter revenues of $1.25 million in Q1 • On track to contribute $4 - $6 M/year in EBITDA run - rate by end of 2018 » Hydrogenation/Distillation Units • Hydrogenation volume ramped significantly from Q4 as production challenges were addressed • On track to deliver additional $6 - $8 M/year in EBITDA run rate at end of 2018

7 Trecora Chemical Update Changes Focused on Improved Operations: Implemented in Q1 2018 >>Early benefits evident in first quarter results and expected to grow with time<< » People – Identified and addressed areas where Plant Manager was spread too thin » Hired experienced Custom Processing Manager – Changed Shift Leads and added a second Supervisor to each shift – Added experienced operators capable of executing our plans including Console Op, Outside Op and Loaders – Increased pay scales to be competitive and promote retention » Equipment Reliability – Implemented process to address recurring areas of failure – Increased count of critical shelf spares to minimize down - time – Significant tracing/insulation upgrades in wax areas • Enhanced training of maintenance and Ops staff » Culture • Evolving from facility growth and R&D to execution and production • Operations lead responsible for team and accountable for production

AMAK Mine Developments

- **Operations**
  - 10,000 dmt sold in 1Q18 (vs. 20,000 dmt during 4Q17 – sequential decline due to timing of stockpile delivery to market)
    - Equally split between copper concentrate and zinc concentrate
  - Concentrate quality, throughput rates and recoveries continued steady progress
  - Equity in earnings of $0.2 million in 1Q18

- **Exploration**
  - Drilling continues in Guyan and surrounding areas with a similar geological profile
  - Guyan gold project developing as scheduled
    - Procurement and Construction Starts 3Q18
    - Commission Guyan Gold Project in 1H19
  - Drilling continues for Al Masane copper and zinc
  - Reserves update in the 10-K. 8 years for Life of Mine, with expectation to extend significantly by year-end

- **Precious Metal Circuit/SART**
  - Due to limited availability of PMC (now resolved), expect additional gold and silver doré sales next quarter

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9 AMAK – Production Performance 50 55 60 65 70 75 80 85 90 - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 3Q17 4Q17 1Q18 Process Plant Performance Cu and Zn Recoveries (%) and Mill Throughput ( dmt ) Mill Feed (dmt) Cu Rec (Actual) Zn Rec (Actual) Mill Feed ( dmt ) Cu and Zn Recoveries (%)

10 Financial Summary – 1 st Quarter 2018 » Adjusted EBITDA was $7.2 million as compared to $7.4 million in the first quarter 2017 and $8.5 million in the fourth quarter 2017 » Adjusted EBITDA Margin of 10% is down from 4Q17 and 1Q17 due to increases in feedstock costs » Cap Ex of $11.0 million for the first quarter of 2018 is down from $12.3 million in the fourth quarter 2017 and $13.9 million in the first quarter of 2017 » Debt at March 31, 2018 of $107.5 million including revolver balance of $45.0 million Q1 2018 Q4 2017 Q3 2017 Q2 2017 Q1 2017 2017 2016 Diluted EPS $ 0.09 $ 0.56 $ 0.07 $ 0.03 $ 0.06 $ 0.72 $ 0.78 Adjusted EPS 1 $ 0.08 $ 0.12 $ 0.09 $ 0.12 $ 0.09 $ 0.44 $ 0.44 Adjusted EBITDA 1 $ 7.2 $ 8.5 $ 7.5 $ 8.4 $ 7.4 $ 31.7 $ 31.0 Adj EBITDA Margin 1 10.0% 12.8% 12.2% 13.5% 13.3% 12.9% 14.6% Cap Ex 2 $ 11.0 $ 12.3 $ 11.5 $ 13.9 $ 13.9 $ 51.6 $ 40.5 Debt 3 $ 107.5 $ 99.6 $ 89.7 $ 89.8 $ 84.8 $ 99.6 $ 84.0 1 see GAAP reconciliation 2 2016 includes B Plant 3 Excludes debt issuance costs

11 Petrochemical Revenue & Volume Summary - 5 10 15 20 25 30 $0 $10 $20 $30 $40 $50 $60 $70 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Gallons Revenue Petrochemical Sales Revenue and Volume (in millions) Prime Byproducts Revenue

12 Petrochemical Feed Cost Summary Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Processed Feedstock Cost versus Market Price (per gallon) Processed Cost Market

13 Trecora Chemical: Wax Volume and Revenue (in thousands) - 2,000 4,000 6,000 8,000 10,000 12,000 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Volume Revenue Wax Revenues($) Wax Volume (Lbs)

SHR and TC Custom Processing Revenue

(in thousands)



$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
SHR
TC

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15 Closing Remarks » Solid quarter as revenue and product volume growth from Q4 reflect focus on operational execution • Q1 Prime product volume growth of 27.1% year over year and 3.1% sequentially • Q1 revenue declined 0.7% at TC year over year but increased 19.7% versus 4Q17 • AMAK Mine operations delivered equity in earnings of $0.2 million in 1Q18 » Industry opportunities • Expanding petrochemical production capacity • Stronger demand from polyethylene manufacturers • Custom processing demand remains high • New PE plant starting up; second oil sands mine revenues expected second half of 2018 » Catalysts to drive revenue and profitability growth for the balance of 2018 • People and process changes at TC designed to sharpen focus on production and day - to - day execution • Advanced Reformer unit at SHR expected to be commissioned in Q3 – will increase byproduct value driving margins higher • Continued progress on hydrogenation/distillation unit at TC will contribute to revenue growth • AMAK contributing equity in earnings – continued operating improvements enhance the opportunity for monetization of investment in mine

16 Q&A Thank You Please visit our websites: www.trecora.com www.southhamptonr.com www.TrecChem.com www.amak.com.sa

Appendix

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES[(1)]

	Three months ended					Twelve months ended	
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17	12/31/17	12/31/16
NET INCOME	$ 2,352	$ 13,972	$ 1,718	$ 832	$ 1,487	$ 18,009	$ 19,428
Bargain purchase gain	-	-	-	-	-	-	11,549
Equity in earnings (losses) of AMAK/Gain on equity issuance	230	900	(897)	(3,298)	(966)	(4,261)	1,689
Taxes at statutory rate [(2)]	(48)	(189)	314	1,154	338	895	(4,633)
Tax effected equity in AMAK	182	711	(583)	(2,144)	(628)	(3,366)	$8,605
Tax rate change		$10,307				$10,307	
Diluted weighted average number of shares	25,231	25,202	25,157	25,034	25,054	25,129	24,982
Estimated effect on diluted EPS	$0.01	$0.44	($0.02)	($0.09)	($0.03)	$0.28	$0.34
Diluted EPS	$0.09	$0.56	$0.07	$0.03	$0.06	$0.72	$0.78
Adjusted EPS	$0.08	$0.12	$0.09	$0.12	$0.09	$0.44	$0.44

	Three months ended					Twelve months ended	
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17	12/31/17	12/31/16
NET INCOME (LOSS)	$ 2,352	$ 13,972	$ 1,718	$ 832	$ 1,487	$ 18,009	$ 19,428
Interest	878	822	795	678	636	2,931	1,985
Taxes	590	(9,129)	577	332	1,061	(7,159)	10,504
Depreciation and amortization	196	217	246	205	204	872	761
Depreciation and amortization in cost of sales	2,829	2,778	2,564	2,363	2,384	10,089	9,016
EBITDA	6,846	8,660	5,900	4,410	5,772	24,742	41,694
Share based compensation	592	702	716	656	633	2,707	2,552
Bargain purchase gain	-	-	-	-	-	-	(11,549)
Gain from additional equity issuance by AMAK	-	-	-	-	-	-	(3,168)
Equity in losses of AMAK	(230)	(900)	897	3,298	966	4,261	1,479
Adjusted EBITDA	$ 7,208	$ 8,462	$ 7,513	$ 8,364	$ 7,371	$ 31,710	$ 31,008
Revenue	71,741	65,978	61,508	62,115	55,542	245,143	212,399
Adjusted EBITDA Margin (adjusted EBITDA/revenue)	10.0%	12.8%	12.2%	13.5%	13.3%	12.9%	14.6%

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(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2) Statutory tax rate of 35% used for 1Q17, 2Q17, 3Q17, FY16 and 21% used for 4Q17, FY2017, 1Q18

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